                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                         Amendment #1 To Current Report

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) September 11, 1998


                             THE VANTIVE CORPORATION
                 -----------------------------------------------
               (Exact name of registrant as specified in charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


                  0-26592                         77-0266662
        (Commission File Number)     (IRS Employer Identification No.)



The Vantive Corporation, 2455 Augustine Drive, Santa Clara, CA        95054
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (408) 982-5700


                                 Not applicable.
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


 The undersigned registrant hereby amends the following item of its Current Report, dated July 15, 1998 on Form 8-K as set forth in the pages attached thereto:

ITEM 5.   OTHER EVENTS

      In September 1998, the Company purchased privately-held Scotch Bonnet Integration, Inc. ("SBII"), a provider of consulting services. The transaction is valued at approximately $1.1 million and will be accounted for as a purchase. Under the terms of the acquisition, SBII's stockholders will receive approximately 70,000 shares of the Company's Common Stock and approximately $140,000 in cash in exchange for all of the outstanding shares of SBII. In addition, the Company has agreed, contingent upon certain milestones being achieved within one year of the acquisition, to issue up to an additional 50,000 shares of its Common Stock to SBII's stockholders.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS
(a) Financial Statements of Business Acquired. The following financial statements for Wayfarer, Inc. are attached hereto as Exhibit 7.1
       Audited:
       -Independent Auditor's Report
       -Balance Sheets as of December 31, 1997 and 1996
       -Statement of Operations for the years ended
        December 31, 1997 and 1996
       -Statement of Changes in Shareholders' (deficit) equity for the years ended December 31, 1997 and 1996
       -Statement of Cash Flows for the years ended
        December 31, 1997 and 1996
       -Notes to Financial Statements for the years ended
        December 31, 1997 and 1996

(b) Pro Forma Financial Information. Attached hereto as Exhibit 7.2 are the unaudited pro forma combined condensed statements of operations for the fiscal year ended December 31, 1997 and six months ended June 30, 1998, reflecting the acquisition of Wayfarer, Inc., including the notes to the unaudited pro forma consolidated statement of operations.

(c)    Exhibits.


       7.1 Audited Financial Statements of Wayfarer, Inc. for the years ended December 31, 1997 and 1996.

       7.2 Unaudited pro forma combined condensed statements of operations for the fiscal year ended December 31, 1997 and six months ended June 30, 1998, reflecting the acquisition of Wayfarer, Inc., including the notes to the unaudited pro forma combined condensed statements of operations.

                        EXHIBIT INDEX

       7.1           Audited Financial Statements of Wayfarer, Inc.
                     for the years ended December 31, 1997 and 1996.

       7.2 Unaudited pro forma combined condensed statements operations for the fiscal year ended December 31, 1997 and six months ended June 30, 1998, reflecting the acquisition of Wayfarer, Inc., including the notes to the unaudited combined condensed statement of operations


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE VANTIVE CORPORATION



Date:  September 11, 1998                   By: /s/ David Schellhase
                                           ----------------------
                                           David Schellhase
                                           Vice President and General Counsel

                                                     EXHIBIT 7.1


                        WAYFARER COMMUNICATIONS, INC.
                   FINANCIAL STATEMENTS FOR THE YEARS ENDED
                        DECEMBER 31, 1997 AND 1996
               TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



        REPORT OF INDEPENDENT ACCOUNTANTS

June 18, 1998


To The Shareholders and Board of Directors
Wayfarer Communications, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related statements of operations, changes in shareholders' (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Wayfarer Communications, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements
based on our audits.   We conducted our audits of these statements in
accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated significant cash flow since inception and management has placed significant reliance on obtaining additional financing to sustain operating activities through 1998. These factors raise substantial doubt about the Company's ability to continue as a
going concern.   The financial statements do not include any adjustments that might  result from the outcome of this uncertainty.  As discussed in Note
14, subsequent to year end, the Company entered into a definitive merger agreement with The Vantive Corporation.

PriceWaterhouse Coopers
San Francisco, California


                            WAYFARER COMMUNICATIONS, INC.

                                BALANCE SHEETS
                            December 31, 1997 and 1996
                                     ---------

                                                        -------------------------
                                                            1997         1996
                                                        ------------ ------------
                             ASSETS
Current assets:
  Cash and cash equivalents                                $644,855   $2,461,847
  Accounts receivable, net of allowances of
    $19,300 and $0, respectively                            100,901      190,822
  Prepaid expenses and other current assets                  21,120       79,464
                                                        ------------ ------------
          Total current assets                              766,876    2,732,133
Property and equipment, net                                 618,792      323,134
Other assets                                                136,908       58,574
                                                        ------------ ------------
          Total assets                                   $1,522,576   $3,113,841
                                                        ============ ============

                  LIABILITIES
Current liabilities:
  Capital lease obligations-current                         $97,122      $95,013
  Accounts payable                                          573,542       98,369
  Accrued expenses                                          289,615      260,640
  Deferred revenue (Note 3)                                 746,320      106,074
                                                        ------------ ------------
          Total current liabilities                       1,706,599      560,096

Capital lease obligations                                    53,169      144,058
Other                                                         9,838         --
                                                        ------------ ------------
          Total liabilities                               1,769,606      704,154
                                                        ------------ ------------
Commitments (Notes 7 and 14)

                SHAREHOLDERS' (DEFICIT) EQUITY
Preferred stock; authorized 8,801,708 shares:
  Series A convertible preferred stock, $.20 par value;
    designated: 800,000 shares; issued and outstanding:
    800,000 shares in 1997 and 1996
    (liquidation value: $160,000)                           153,343      153,343
  Series C convertible preferred stock, $.80 par value;
    designated: 400,000 shares; issued and outstanding:
    400,000 shares in 1997 and 1996
    (liquidation value: $320,000)                           309,218      309,218
  Series D convertible preferred stock, $1.30 par value;
    designated: 2,161,308 shares; issued and outstanding:
    2,142,308 shares in 1997 and 1996
    (liquidation value: $2,785,000)                       2,757,191    2,757,191
  Series E convertible preferred stock, $3.19 par value;
   designated:1,920,400 shares; issued and outstanding:
   1,576,800 shares in 1997 and 1996
    (liquidation value: $5,029,992)                       4,996,342    4,996,342
  Series F convertible preferred stock, $2.38 par value;
   designated: 3,520,000 shares; issued and outstanding:
   2,100,844 shares in 1997
   (liquidation value: $5,000,009)                        4,803,138         --
Common stock, no par value; authorized: 12,000,000
   shares; issued and outstanding: 3,443,514 shares
    in 1997 and 3,140,577 shares in 1996                    147,345       65,020
Notes receivable from shareholders                           (1,953)      (9,558)
Accumulated deficit                                     (13,411,654)  (5,861,869)
                                                        ------------ ------------
          Total shareholders' (deficit) equity             (247,030)   2,409,687
                                                        ------------ ------------
           Total liabilities and shareholders'
             (deficit) equity                            $1,522,576   $3,113,841
                                                        ============ ============

  The accompanying notes are an integral part of these financial statements

                 WAYFARER COMMUNICATIONS, INC.

                   STATEMENTS OF OPERATIONS
                          ---------

                                                         Year Ended December 31,
                                                        -------------------------
                                                            1997         1996
                                                        ------------ ------------
Software license fee revenue                               $609,506     $243,343


Cost of revenues                                            159,222       30,548

                                                        ------------ ------------
         Gross margin                                       450,284      212,795
                                                        ------------ ------------


Operating expenses:
  General and administrative                              1,285,940      836,024
  Research and development                                2,190,510    1,170,529
  Sales and marketing                                     4,554,426    2,300,972
                                                        ------------ ------------
         Total operating expenses                         8,030,876    4,307,525
                                                        ------------ ------------
           Loss from operations                          (7,580,592)  (4,094,730)

Other income (expense)                                       32,487          (64)
Interest income (expense),net                                (1,680)      65,127
                                                        ------------ ------------
              Net loss                                  ($7,549,785) ($4,029,667)
                                                        ============ ============

Basic and diluted net loss per share                         ($2.35)      ($1.31)
                                                        ============ ============
Weighted average shares outstanding
  used in per share calculation                           3,208,929    3,083,793
                                                        ============ ============

  The accompanying notes are an integral part of these financial statements

                 WAYFARER COMMUNICATIONS, INC.
     STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT) EQUITY for the years ended December 31, 1997 and 1996


                                     Series A                  Series C                 Series D
                                   Convertible               Convertible                Convertible
                                  Preferred Stock           Preferred Stock           Preferred Stock
                                 ------------------------- ----------------------- ------------------------

                                   Shares       Amount       Shares      Amount      Shares      Amount
                                 ----------- ------------- ----------- ----------- ---------- -------------

Balances, December 31, 1995         800,000      $153,343     400,000    $309,218  2,142,308    $2,757,191

Issuance of preferred stock
  for cash, net of issuance
  cost of $33,650
  in June 1996

Issuance of common stock for
  services, net of issuance
  cost of $1,975

Exercise of common stock
     options for cash

Forgiveness of notes
 receivable from founders

Net loss
                                 ----------- ------------- ----------- ----------- ---------- -------------
Balances, December 31, 1996         800,000       153,343     400,000     309,218  2,142,308     2,757,191

Issuance of preferred stock
  for cash, net of issuance
  cost of $196,871
  in July 1997                          --          --            --          --          --         --

Issuance of common stock for
   services April 1997

Exercise of common stock
     options for cash

Repayment of note receivable
     from shareholder

Issuance of common stock in
 exchange for assets
 acquired in a business
 combination under the
 purchase method

Exercise of common stock
  options in exchange for a
     receivable

Net loss
                                 ----------- ------------- ----------- ----------- ---------- -------------
Balances, December 31, 1997         800,000      $153,343     400,000    $309,218  2,142,308    $2,757,191
                                 =========== ============= =========== =========== ========== =============


                                     Series E                  Series F
                                   Convertible               Convertible
                                  Preferred Stock           Preferred Stock          Common Stock
                                 ------------------------- ----------------------- ------------------------

                                   Shares       Amount       Shares      Amount      Shares      Amount
                                 ----------- ------------- ----------- ----------- ---------- -------------

Balances, December 31, 1995                                                        3,112,500       $59,670

Issuance of preferred stock
  for cash, net of issuance
  cost of $33,650
  in June 1996                    1,576,800    $4,996,342

Issuance of common stock for
  services, net of issuance
  cost of $1,975                                                                      21,417         4,484

Exercise of common stock
     options for cash                                                                  6,660           866

Forgiveness of notes
 receivable from founders

Net loss
                                 ----------- ------------- ----------- ----------- ---------- -------------
Balances, December 31, 1996       1,576,800     4,996,342       --           --    3,140,577        65,020

Issuance of preferred stock
  for cash, net of issuance
  cost of $196,871
  in July 1997                                              2,100,844  $4,803,138

Issuance of common stock for
   services April 1997                                                                10,435         3,099

Exercise of common stock
     options for cash                                                                 17,482         2,273

Repayment of note receivable
     from shareholder

Issuance of common stock in
 exchange for assets
 acquired in a business
 combination under the
 purchase method                                                                     250,000        75,000

Exercise of common stock
  options in exchange for a
     receivable                                                                       15,020         1,953

Net loss
                                 ----------- ------------- ----------- ----------- ---------- -------------
Balances, December 31, 1997       1,576,800    $4,996,342   2,100,844  $4,803,138  3,433,514      $147,345
                                 =========== ============= =========== =========== ========== =============


                                    Notes
                                 Receivable
                                    from
                                   Share-     Accumulated
                                   holders      Deficit       Total
                                 ----------- ------------- -----------

Balances, December 31, 1995        ($22,313)  ($1,832,202) $1,424,907

Issuance of preferred stock
  for cash, net of issuance
  cost of $33,650
  in June 1996                                              4,996,342


Issuance of common stock for
  services, net of issuance
  cost of $1,975                                                4,484

Exercise of common stock
     options for cash                                             866

Forgiveness of notes
 receivable from founders            12,755                    12,755

Net loss                                       (4,029,667) (4,029,667)
                                 ----------- ------------- -----------
Balances, December 31, 1996          (9,558)   (5,861,869)  2,409,687

Issuance of preferred stock
  for cash, net of issuance
  cost of $196,871
  in July 1997                                              4,803,138

Issuance of common stock for
   services April 1997                                          3,099

Exercise of common stock
     options for cash                                           2,273

Repayment of note receivable
     from shareholder                 9,558                     9,558

Issuance of common stock in
 exchange for assets
 acquired in a business
 combination under the
 purchase method                                               75,000

Exercise of common stock
  options in exchange for a
     receivable                      (1,953)                      --

Net loss                                       (7,549,785) (7,549,785)
                                 ----------- ------------- -----------
Balances, December 31, 1997         ($1,953) ($13,411,654)  ($247,030)
                                 =========== ============= ===========

  The accompanying notes are an integral part of these financial statements

                 WAYFARER COMMUNICATIONS, INC.

                   STATEMENTS OF CASH FLOWS

             for the years ended December 31, 1997 and 1996
                          ---------

                                                         Year Ended December 31,
                                                        -------------------------
                                                            1997         1996
                                                        ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                              ($7,549,785) ($4,029,667)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                          187,273      105,523
     Noncash charges                                         30,000         --
     Changes in operating assets and liabilities:
      Accounts receivable                                    89,921      (89,512)
      Prepaid expenses                                       58,344      (65,120)
      Other assets                                          (48,334)     (31,504)
      Accounts payable and accrued liabilities              489,220      214,400
      Customer deposits                                      14,928         --
      Deferred revenue                                      640,246       80,826
      Other payables                                          9,838         --
                                                        ------------ ------------
          Net cash provided by operating activities      (6,078,349)  (3,815,054)
                                                        ------------ ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment                (458,048)     (54,691)
                                                        ------------ ------------
          Net cash used in investing activities            (458,048)     (54,691)
                                                        ------------ ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                             1,500,000         --
  Repayment of notes payable                             (1,500,000)    (500,000)
  Payments on capital lease                                 (95,564)     (60,926)
  Proceeds from issuance of preferred stock,
    net of issuance costs                                 4,803,138    4,996,342
  Proceeds from exercise of stock options                     2,273          866
  Repayment of notes receivable from shareholder              9,558       12,755
                                                        ------------ ------------
          Net cash provided by financing activities       4,719,405    4,449,037
                                                        ------------ ------------
             Increase (decrease) in cash                 (1,816,992)     579,292

Cahs and cash equivalents at beginning of period          2,461,847    1,882,555
                                                        ------------ ------------
Cash at end of period                                      $644,855   $2,461,847
                                                        ============ ============
Supplemental disclosure of cash flow information:

   Cash paid during the year for interest                   $55,540      $40,847
                                                        ============ ============
Supplemental disclosure of noncash activities:

   Exercise of stock options in exchange for
    notes receivable                                         $1,953         --
   Assets acquired under capital leases                      $8,308     $239,071
   Issuance of common stock for services                     $3,099      $21,463
   Issuance of common stock in exchange for assets
     acquired in a business combination                     $75,000         --



  The accompanying notes are an integral part of these financial statements

WAYFARER COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS

1. Formation and Business of the Company:

Wayfarer Communications, Inc. (the Company), was incorporated on October 1, 1993 for the purpose of designing, developing, and marketing software that enables individuals and enterprises to extend the reach of existing networks and information systems to their mobile workforces. During 1996, the Company began to focus primarily on designing, developing and marketing software that enables individuals to build high performance applications that run over private intranets and the Internet.

2. Acquisition:

In September 1997, the Company acquired certain assets, liabilities and operations of Torso, Inc. (Torso) in exchange for 250,000 shares of common stock. Torso developed an internet software tool for publishing web sites to multiple webcasting platforms, as well as advanced parsing technologies to allow further segmentation of web page content. The acquisition was accounted for as a purchase. Goodwill associated with the acquisition is being amortized over three years.

3. Summary of Significant Accounting Policies:

Basis of Presentation:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not achieved profitable operations and has deficits in working capital and shareholders' equity as of December 31, 1997. The ability of the Company to continue in existence is dependent on the eventual achievement of sustained profitable operations and/or its ability to fund working capital requirements through additional financing. These circumstances raise substantial doubt about the
Company's ability to continue as a going concern.   The accompanying
financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

On June 18, 1998, the Company entered into an agreement to merge with another company (Note 14).

Use of Estimates:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

Cash and cash equivalents consist of highly liquid investments which mature within three months or less of their purchase date and include investments in money market accounts. Substantially all cash and cash equivalents are on deposit with two financial institutions in amounts that exceed federal insurance limits.

Property and Equipment:

Property and equipment is stated at cost and is depreciated using the straight-line method over three to seven years. The Company also leases certain computer hardware under a capital lease. The leased assets are depreciated over their estimated useful lives of three years or the term of the lease, whichever is shorter.

Revenue Recognition:

Software license fee revenue is recognized when an agreement has been signed, the product has been shipped and the Company has no additional significant obligations. The Company generally accounts for revenues received in advance by deferring such amounts until the related products or services are delivered or performed.

Computation of Historical Net Loss Per Share and Pro Forma Net
Loss Per Share:

Basic and diluted net loss per share is computed using the weighted average number of common and common equivalent shares outstanding during the period.
 Common equivalent shares, comprising the incremental common shares issuable upon the exercise of stock options and upon conversion of convertible Preferred Stock, have not been included, as such shares are anti- dilutive.


Advertising Costs:

Advertising costs are charged to sales and marketing expenses as incurred and amounted to $101,929 and $15,484, for the years ended December 31, 1997 and 1996, respectively.

Income Taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," (SFAS No. 109). Under SFAS No.109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities and the net operating loss and credit carryforwards using enacted tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Software Development Costs:

Software research and development costs include personnel costs and materials consumed primarily in connection with software development activities. All such costs have been charged to expense as there were no amounts eligible for capitalization pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed".

Impairment of Long-Lived Assets:

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived to be
Disposed Of."   SFAS No. 121  requires recognition of impairment of
long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. The Company assesses the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments (including money market accounts) and accounts receivable. The Company places its temporary cash investments with two financial institutions.

The Company performs ongoing credit evaluations within the context of the industry in which it operates, does not require collateral and maintains reserves for potential credit losses on customer accounts when deemed necessary. Eight customers accounted for 60% of revenues for the year ended December 31, 1997 and 54% of trade accounts receivable at December 31, 1997.
  Six customers accounted for 76% of revenues for the year ended December 31, 1996 and 48% of trade accounts receivable at December 31, 1996.

Recently Issued Accounting Pronouncements:

During 1997, the Financial Accounting Standards Board released Statement No. 129, "Disclosure of Information About Capital Structure," Statement No. 130, "Reporting Comprehensive Income," and No. 131, "Disclosure about Segments of an Enterprise and Required Information," which are effective for the year ending December 31, 1998. In addition, the American Institute of Certified Public Accountants released Statement of Position (SOP) No. 97-2, "Software Revenue Recognition," effective for the year ended December 31, 1998. The Company has not determined the impact of implementing these pronouncements.


Stock-Based Compensation:

Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," which is effective for the Company's financial statements for fiscal years beginning after December 15, 1995, allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees," but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 has been adopted. The Company has elected to account for its stock based compensation in accordance with the provisions of APB No. 25 and present pro forma disclosures required by SFAS No. 123.

4. Property and Equipment:


As of December 31, 1997 and 1996, property and equipment consisted of the following:

                                                      ---------------------------
                                                          1997          1996
                                                      ---------------------------

Equipment under capital lease                             $296,811      $288,503
Furniture and fixtures                                     227,267        33,516
Computer and office equipment                              444,150       164,853
                                                      ------------- -------------
                                                           968,228       486,872
Less accumulated depreciation                             (349,436)     (163,738)
                                                      ------------- -------------
    Property and equipment, net                           $618,792      $323,134
                                                      ============= =============

Accumulated amortization of assets under capital leases was $152,783 and $64,900 in 1997 and 1996, respectively.

5. Capital Lease Obligations:

The Company leases certain computer equipment and other equipment under capital lease agreements with finance companies.

Future minimum lease payments under capital leases at December 31, 1997 are as follows:



    1998                                                  $113,576
    1999                                                    47,073
    2000                                                       530
                                                      -------------
          Total minimum lease payments                     161,179
    Less amount representing interest                       10,888
                                                      -------------
          Present value of minimum lease payments          150,291
    Less current portion of capital lease obligations       97,122
                                                      -------------
          Long term portion                                $53,169
                                                      =============

6. Income Taxes:

The Company has net operating loss carryforwards of approximately
$12,701,000 for both federal and state income tax purposes as of December 31, 1997. The federal and state net operating loss carryforwards expire in the years 2012 and 2002, respectively.

The Company's ability to utilize its net operating loss carryforwards to offset future taxable income is subject to restrictions attributable to equity transactions that result in changes in ownership as defined in the
Tax Reform Act of 1986.   These restrictions will limit, on an annual basis,
the Company's  future use of its net operating loss carryforwards.


The estimated tax effect of temporary differences and carryforwards that give rise to deferred income tax assets as of December 31 are as follows:


                                                      ---------------------------
                                                          1997          1996
                                                      ---------------------------
Net operating loss carryforwards                        $5,059,000    $2,200,000
Other                                                      323,000       109,000
                                                      ------------- -------------
Deferred tax assets                                      5,382,000     2,309,000

Valuation allowance                                     (5,382,000)   (2,309,000)
                                                      ------------- -------------
          Net deferred tax assets                          $  --         $  --
                                                      ============= =============

Due to uncertainty surrounding the realization of the favorable tax attributes in future years, the Company has placed a full valuation allowance against its deferred tax assets. The change in the valuation allowance was $3,073,000 and $1,595,700 for the years ended December 31, 1997 and 1996, respectively. As a result the Company has recognized no benefit from favorable income tax attributes in 1997 or 1996.

7. Commitments:

The Company leases its office facilities under an operating lease  agreement.
 Future minimum obligations under the noncancelable operating lease at December 31, 1997 total $353,656, all of which are due in 1998. Rent expense under the operating lease totaled $235,935 and $231,086 during the years ended December 31, 1997 and 1996, respectively.


8. Earnings Per Share:

The following is a reconciliation of the numerator and denominator of basic and diluted EPS:



                                                         Year Ended December 31,
                                                      ---------------------------
                                                          1997          1996
                                                      ------------- -------------
Numerator-Basic and Diluted EPS:
    Net loss                                           ($7,549,785)  ($4,029,667)
Denominator-Basic and Diluted EPS:
   Weighted average common
     stock outstanding                                   3,208,929     3,083,793
                                                      ------------- -------------
Basic and diluted loss per share:                           ($2.35)       ($1.31)
                                                      ============= =============

Pro Forma:

Diluted Earnings Per Share:
   Weighted average common
     stock outstanding                                   3,208,929     3,083,793
   Assumed conversion of
     preferred stock                                     5,799,736     4,096,242
                                                      ------------- -------------
Net income (loss)/share-proforma                            ($0.84)       ($0.56)
                                                      ============= =============

9. Shareholders' Equity:

Common Stock:

The Company has the right to repurchase shares issued to founders or consultants upon termination of employment or relationship with the Company
at the original issuance price.   The number of shares subject to the
Company's right of repurchase declines based upon vesting terms over a four year period from the original issue date or immediately upon the effective
date of a merger or sale of the Company.   Thereafter, the Company has the
right of first refusal, which expires upon a sale of the Company or upon consummation of an underwritten public offering. At December 31, 1997 and 1996, 14,398 and 617,400 shares of the Company's outstanding common stock are subject to repurchase,respectively.

Preferred Stock:

The Company is authorized to issue 8,801,708 shares of preferred stock, in one or more series. As of December 31, 1997, 800,000 400,000, 2,161,308,
1,576,800 and 3,520,000 of these shares have been designated Series A, Series C, Series D, Series E and Series F convertible preferred stock, respectively.

Voting- The holders of the Series A, C, D, E, and F preferred stock are entitled to one vote for each share of common stock into which the preferred stock could then be converted. Such holders have full voting rights and powers equal to those holders of common stock.


Dividends - The holders of the Series A, C, D, E and F preferred stock are entitled to receive dividends at the rate of $0.02, $0.08, $0.10, $0.25 and $0.19 per share per annum, respectively, when and if declared by the Board
of Directors.   These dividends are in preference to any declaration or
payment of any dividend on the common stock of the Company and are noncumulative.

Liquidation - In the event of any liquidation, the holders of the Series A, C, D, E, and F preferred stock are entitled to receive, prior and in preference to any distribution to the holders of the common stock, 0.20, $0.80, $1.30, $3.19 and $2.38 per share, respectively, plus all declared but unpaid dividends. If the assets and funds distributed among the holders of the Series A, C, D, E, and F preferred stock are insufficient to permit the payment to the holders of their respective full preferential amounts, then the amounts available will be distributed ratably among the holders of the Series A, C, D, E, and F preferred stock in proportion to the respective preferential amount each such holder is entitled to receive.

Conversion - Each share of the Series A, C, D, E, and F preferred stock is convertible at the holder's option, into one share of the Company's common stock. The Series A, C, D, E, and F preferred stock will be automatically converted into common stock based on the then applicable conversion rate in the event of a public offering equal to or exceeding gross proceeds of $15,000,000 and at a price not less than $10.00 per share of common stock.


10. Warrants:

In 1995 and 1996, the Company issued warrants to purchase preferred stock to an equipment lease provider and in connection with a bridge loan. The fair value of warrants issued with the financing and purchase transactions does not have a material effect on the financial statements. At December 31, 1997, such warrants outstanding were as follows:


                                        Aggregate
                                         Exercise
                               Shares     Price           Expiration Date
                              --------- ---------- ------------------------------

Series D preferred stock        19,000    $24,700  The earlier of September 2005
                                                   or two years from date of
                                                   initial public offering.

Series F preferred stock        14,107   $100,000  The later of May 2007 or five
                                                   years from the date of an
                                                   initial public offering.

11. Stock Options:

In January 1995, the Board of Directors approved an Employee Nonqualified Stock Option Plan (the Plan) which allows the Board of Directors to grant options to employees to purchase up to 1,732,000 shares of the Company's common stock. In January 1997, the Board of Directors approved a 1997 Stock
 Option Plan which allows the Board of Directors to grant options to employees to purchase up to 700,000 shares of the Company's common stock. The exercise price for options granted under the Plans may not be less than 85% of the fair value of common stock on date of grant as determined by the Board of Directors. The options granted under the Plans become exercisable in such a manner and within such period or periods as determined by the Board of Directors and generally vest over 48 months. The options expire no later than ten years after the date of grant.

The following summarizes the activity of the Plans for the years ended December 31, 1997 and 1996:

                                           Outstanding Options
                                ---------- -------------- ---------- -----------
                                                                      Weighted
                                 Number       Exercise    Aggregate    Average
                                   Of          Price       Exercise   Exercise
                                  Shares     Per Share      Price       Price
                                ---------- -------------- ---------- -----------
Balances at December 31, 1995     337,700      $0.13        $43,901       $0.13
 Options granted                1,430,000   $0.13-$0.30     327,850       $0.23
 Options exercised                 (6,660)     $0.13           (866)      $0.13
 Options canceled                 (64,740)     $0.13         (8,416)      $0.13
                                ---------- -------------- ---------- -----------
Balances at December 31, 1996   1,696,300   $0.13-$0.30     362,469       $0.21
 Options granted                  726,750      $0.30        218,025       $0.30
 Options exercised                (32,502)     $0.13         (4,226)      $0.13
 Options canceled                (193,741)  $0.13-$0.30     (41,438)      $0.21
                                ---------- -------------- ---------- -----------
Balances at December 31, 1997   2,196,807   $0.13-$0.30     534,830       $0.24
                                ========== ============== ========== ===========

At December 31, 1997, 575,485 options of common stock were exercisable.

The following summarizes information with respect to stock options outstanding at December 31, 1997:

                                         Options Outstanding         Options Exercisable
                                ------------------------------------ ---------------------
                                              Weighted
                                              Average      Weighted              Weighted
                                 Number      Remaining     Average     Number     Average
Range of                        Outstanding Contractual    Exercise  Exercisable Exercise
Exercise Prices                 at 12/31/97     Life        Price    at 12/31/97   Price
------------------------------- ---------- -------------- ---------- ----------- ---------
             $0.13                710,657           8.08      $0.13     370,647     $0.13
             $0.13              1,486,150           9.23      $0.30     204,838     $0.30


The following information concerning the Plans is provided in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The Company accounts for the Plan in accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations.

The fair value of each employee and director stock option grant has been estimated on the date of grant using the minimum value method for grants in 1996 and the Black-Scholes Model for grants in 1997 with the following weighted average assumptions used:


                                                      ------------- -------------
                                                      December 31,  December 31,
                                                              1997          1996
                                                      ------------- -------------
Risk-free interest rates                                5.75%-6.50%   5.75%-6.50%
Expected life                                                    4             4
Dividends                                                        0             0
Volatility                                                      50%       --

The weighted average fair value per option for employee and director stock options granted in 1997 and 1996 were $0.089 and $0.107, respectively.


The following pro forma net loss and loss per share information has been prepared as if the Company had followed the provisions of SFAS 123:


                                                      ------------- -------------
                                                      December 31,  December 31,
                                                              1997          1996
                                                      ------------- -------------
Net loss:
   Historical                                          ($7,549,785)  ($4,029,667)
   Pro Forma                                           ($7,602,373)  ($4,032,847)
   Net loss/share-pro forma                                 ($2.37)       ($1.31)


These pro forma amounts may not be representative of the effects of pro forma net income (loss) for future years as options vest over several years and additional awards are generally made each year.


12. 401(k) Profit Sharing Plan:

The Company sponsors a 401(k) Profit Sharing Plan which covers substantially all employees. Under the plan, employees are permitted to contribute up to 15% of gross compensation not to exceed the annual 402(g) limitation for any
plan year.   Discretionary contributions may be made.


13. Related Party Transactions:

The Company entered into a license agreement with one of its shareholders, Sumitomo Corporation. As of December 31, 1997, the Company recorded $450,000 in deferred revenue related to this contract.


14. Subsequent Events:

On June 18, 1998, the Company entered into a definitive merger agreement with The Vantive Corporation ("Vantive"), a provider of front-office automation software. Under the terms of the agreement, Vantive will assume certain of the Company's obligations and issue approximately 179,000 shares of Vantive common stock in exchange for all outstanding shares and equivalents of the Company. This transaction will be accounted for as a purchase, is expected to close during the second quarter of 1998, and is subject to customary closing conditions.

Subsequent to year end, the Company entered into a bank line of credit borrowing a total of $2,000,000 at an interest rate of prime plus 1%. The line is collateralized by substantially all assets of the Company and provides warrants to the lender to purchase shares of the Company' stock. As of June 18, 1998 these amounts remain outstanding.

The Company has also entered into a loan agreement for approximately $630,000 with Vantive. As of June 30, 1998, the Company recorded a payable related to the loan.



                                                     EXHIBIT 7.2

        THE VANTIVE CORPORATION AND
        WAYFARER COMMUNICATIONS, INC.

        PRO FORMA CONDENSED COMBINED
        FINANCIAL STATEMENTS

        (UNAUDITED)

In June 1998, The Vantive Corporation (the "Company" or "Vantive") acquired Wayfarer Communications, Inc. ("Wayfarer"), a privately held California corporation that specializes in web-based information delivery by merging a wholly owned subsidiary of the Company into Wayfarer (the "Acquisition"). The acquisition of Wayfarer has been accounted for as a purchase.


The accompanying unaudited pro forma combined condensed statements of operations for the fiscal year ended December 31, 1997 and six months ended June 30, 1998 assumes that the acquisition took place as of the beginning of each period, and combines the Company's and Wayfarer's statements of operations for each company's respective period. The required pro forma balance sheet with respect to the acquired business is incorporated by reference to Vantive's quarterly report on Form 10-Q/A as of June 30, 1998 filed with the Commission on August 19, 1998.

The purchase price allocation reflected in the accompanying pro forma combined condensed financial statements has been prepared on an estimated basis. The effects resulting from any differences in the final allocation of the purchase price are not expected to have a material effect on the Company's financial statements.

The method of combining historical financial statements for the preparation of the pro forma combined condensed financial statements is for presentation only. Actual statements of income of the companies will be combined commencing on the date of acquisition.


The accompanying pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for both the Company and Wayfarer.

           THE VANTIVE CORPORATION AND
          WAYFARER COMMUNICATIONS, INC.

PROFORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                   (UNAUDITED)
                     ------------

                                                                SIX MONTHS ENDED JUNE 30, 1998
                                                  --------------------------------------- ------------
                                                  Historical   Historical   Pro-Forma      Pro-Forma
                                                    Vantive     Wayfarer   Adjustments      Combined
                                                  ------------ ----------- -------------- ------------
REVENUES
  License                                             $41,699         $48                     $41,747
  Service                                              32,323         --                       32,323
                                                  ------------ -----------                ------------
          Total revenues                               74,022          48                      74,070

COST OF REVENUES:
  License                                                 319          83                         402
  Service                                              18,249         --                       18,249
                                                  ------------ -----------                ------------
          Total cost of revenues                       18,568          83                      18,651
                                                  ------------ -----------                ------------
GROSS MARGIN                                           55,454         (35)                     55,419

OPERATING EXPENSES
  Sales and marketing                                  30,317       1,339                      31,656
  Research and development                             12,179       2,770                      14,949
  General and administrative                            5,862         665                       6,527
  Acquired in-process research and development          8,206         --       (8,206)(a)        --
  Acquisition-related compensatory expense              1,290         --       (1,290)(b)        --
  Amortization of excess of cost of investment
   over fair value of net assets acquired                --           --           98 (d)          98
                                                  ------------ -----------                ------------
          Total operating expenses                     57,854       4,774                      53,230
                                                  ------------ -----------                ------------
INCOME (LOSS) FROM OPERATIONS                          (2,400)     (4,809)                      2,189
OTHER INCOME                                              424         (85)                        339
                                                  ------------ -----------                ------------
INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                     (1,976)     (4,894)                      2,528
PROVISION FOR INCOME TAXES                              2,305         --       (1,334)(e)         971
                                                  ============ ===========                ============

NET INCOME (LOSS)                                     ($4,281)    ($4,894)                     $1,557
                                                  ============ ===========                ============
NET INCOME(LOSS) PER BASIC SHARE                       ($0.17)                                  $0.06
                                                  ============                            ============
NET INCOME (LOSS) PER DILUTED SHARE                    ($0.17)
                                                  ============
NET INCOME PER ADJUSTED DILUTED SHARE                                                           $0.06
                                                                                          ============

BASIC-SHARES USED IN PER SHARE COMPUTATION             25,525                     166 (g)      25,691

DILUTED-SHARES USED IN PER SHARE COMPUTATION           25,525

ADJUSTED DILUTED-SHARES USED IN                        25,525                   1,798 (f)      27,489
 PER SHARE COMPUTATION OF PRO FORMA                                               166 (g)
   COMBINED NET INCOME

The accompanying notes are an integral part of these financial statements

           THE VANTIVE CORPORATION AND
             WAYFARER COMMUNICATIONS, INC.

PROFORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                   (UNAUDITED)

                          ---------

                                                          TWELVE MONTHS ENDED DECEMBER 31, 1997
                                                  ----------------------------------------------------
                                                  Historical   Historical   Pro-Forma      Pro-Forma
                                                    Vantive     Wayfarer   Adjustments      Combined
                                                  ------------ ----------- -------------- ------------
REVENUES
  License                                             $76,471        $609                     $77,080
  Service                                              40,875         --                       40,875
                                                  ------------ -----------                ------------
          Total revenues                              117,346         609                     117,955

COST OF REVENUES:
  License                                                 736         159                         895
  Service                                              22,748         --                       22,748
                                                  ------------ -----------                ------------
          Total cost of revenues                       23,484         159                      23,643
                                                  ------------ -----------                ------------
GROSS MARGIN                                           93,862         450                      94,312

OPERATING EXPENSES
  Sales and marketing                                  45,811       4,554                      50,365
  Research and development                             17,508       2,191                      19,699
  General and administrative                            9,377       1,286                      10,663
  Acquired in-process research and development         21,121         --                       21,121
  Amortization of excess of cost of investment
   over fair value of net assets acquired                --           --          196 (c)         196
                                                  ------------ -----------                ------------
          Total operating expenses                     93,817       8,031                     102,044
                                                  ------------ -----------                ------------
INCOME (LOSS) FROM OPERATIONS                              45      (7,581)                     (7,732)
OTHER INCOME                                            1,305          31                       1,336
                                                  ------------ -----------                ------------
INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                      1,350      (7,550)                     (6,396)
PROVISION FOR INCOME TAXES                              8,308         --       (2,787)(e)       5,521
                                                  ============ ===========                ============

NET INCOME (LOSS)                                     ($6,958)    ($7,550)                   ($11,917)
                                                  ============ ===========                ============
NET INCOME(LOSS) PER BASIC SHARE                       ($0.28)                                 ($0.48)
                                                  ============                            ============
NET INCOME (LOSS) PER DILUTED SHARE                    ($0.28)                                 ($0.48)
                                                  ============                            ============

BASIC-SHARES USED IN PER SHARE COMPUTATION             24,570                     166 (g)      24,736

DILUTED-SHARES USED IN PER SHARE COMPUTATION           24,570                     166 (g)      24,736

The accompanying notes are an integral part of these financial statements

        THE VANTIVE CORPORATION AND
        WAYFARER COMMUNICATIONS, INC.

        NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
        (UNAUDITED)


NOTE 1. PRO FORMA ADJUSTMENTS

Certain pro forma adjustments have been made to the accompanying pro forma combined condensed financial statements as described below:


(a) Eliminates the in-process research and development expense for approximately $8.2 million associated with the acquisition of 89% of the common stock of Wayfarer as of June 30, 1998.

(b) Eliminates the compensatory expense of $1.2 million directly associated with the acquisition of Wayfarer as of June 30, 1998.


(c) Reflects amortization for twelve months of the excess of cost of investment over the fair value of net assets acquired of approximately $980,000, which will be amortized on a straight line basis over five years.

(d) Reflects amortization for six months of the excess of cost of investment over the fair value of net assets acquired of approximately $980,000, which will be amortized on a straight line basis over five years.

(e) Reflects the income tax benefit to the consolidated entity due to net operating losses incurred by Wayfarer (based on the effective tax rates of 37% for the year ended December 31, 1997 and June 30,
1998) and the fact that goodwill amortization amounts are non-deductible in this transaction.

(f) Reflects common stock equivalents added back under the treasury stock method due to Vantive's income position after adjusting for pro forma adjustments.

(g) Reflects the impact of common stock issued in the acquisition as if outstanding from the beginning of each period.


NOTE 2. PURCHASE PRICE ALLOCATION

In connection with the acquisition, the Company issued 163,969 shares of its common stock and assumed all outstanding warrants in exchange for 2,251 shares of the Company's common stock in exchange for approximately 89% of Wayfarer shares. In addition, the Company received $101,000 in cash as part of the acquisition. The Company anticipates that it will record charges associated with acquiring the remaining minority interest of approximately 11% upon the completion of the acquisition of the remaining shares in the quarter
ending September 30, 1998.   The fair value of the acquired assets
and liabilities were included in the Company's financial statements beginning on the acquisition date. The Company also accrued acquisition-related costs of approximately $1,245,000.